FIRST AMENDMENT OF LEASE

FIRST AMENDMENT OF LEASE (this "**Amendment**") made this 10th day of April 2025, by and between MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, having an office and place of business at c/o Marcus Partners Management, 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 ("**Landlord**"), and REED'S INC., a Delaware corporation, with an office at 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 ("**Tenant**").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated May 10, 2024 (the "**Lease**"), whereby Landlord demised to Tenant certain space (the "**Existing Premises**") consisting of 5,154 rentable square feet located on the penthouse level in that certain building known as 501, Merritt 7 Corporate Park, Norwalk, Connecticut (the "**Building**"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to: (i) add certain additional premises in the Building to the Existing Premises; and (ii) otherwise amend the Lease, all on the terms and conditions contained in this Amendment (the Lease, as modified by this Amendment, is hereinafter referred to as the "**Lease**").

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, Landlord and Tenant agree as follows:

1. Capitalized and Confirmation of Terms. (a) Each capitalized term used in this Amendment but not defined in this Amendment shall have the meaning ascribed to such term in the Lease.

(b) In accordance with that certain Lease Commencement Date Notice and Agreement, Landlord and Tenant acknowledged and agreed that, with respect to the Lease: (i) the Commencement Date occurred on December 1, 2024; (ii) the Base Rent Commencement Date will occur on June 1, 2025; and (iii) the Expiration Date will occur on November 30, 2035.

2. New Space. (a) The area on the penthouse level of the Building, substantially as shown labeled on the plan annexed hereto as Schedule A (the "**New Space**"), which is contiguous to the Existing Premises, is hereby added to, and shall be considered a part of the premises demised under the lease, commencing on the date (the "**New Space Commencement Date**") upon which Landlord delivers possession of the New Space to Tenant with Landlord's First Amendment Work Substantially Complete (as such terms are hereinafter defined). Landlord and Tenant conclusively agree, without representation, that for the purposes of this Amendment and the Lease: (i) the New Space is deemed to contain 2,420 rentable square feet; and (ii) from and after the New Space Commencement Date (x) the Demised Premises (and all references in the Lease thereto) shall consist of both the Existing Premises and the New Space and shall be deemed to contain a total of 7,574 rentable square feet and (y) Exhibit 1.01 of the lease shall be deemed to include Schedule A of this Amendment.

(b) Landlord may submit to Tenant a written agreement confirming the date fixed by Landlord, in accordance with the provisions of this Amendment, as the New Space

Commencement Date and Tenant shall execute such agreement and return it to Landlord within ten (10) days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the New Space Commencement Date determined by Landlord in accordance herewith.

(c) Tenant shall lease the New Space in "as is" condition, it being understood that Landlord is not obligated to perform any work or to supply any materials to prepare the New Space for Tenant's initial occupancy, except Landlord shall perform Landlord's First Amendment Work in accordance with the terms of the Work Agreement annexed hereto as Schedule B. Tenant, acknowledging that Landlord will be performing portions of Landlord's First Amendment Work within the Existing Premises during normal business hours, shall use commercially reasonable efforts to minimize its interference with the performance of Landlord's First Amendment Work. Landlord shall use commercially reasonable efforts to minimize its interference with the conduct of Tenant's business within the Existing Premises during the conduct of Landlord's First Amendment Work, provided, however, Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with Landlord's First Amendment Work.

(d) Landlord shall promptly commence and substantially complete with diligence Landlord's First Amendment Work; provided, however, Landlord shall have no liability to Tenant if Landlord is unable to deliver the New Space to Tenant on any specific date for any reason whatsoever and the validity of this Amendment and the Lease (and the letting of the New Space to Tenant) shall not be impaired thereby.

3. Base Rent. (a) Tenant shall continue to pay Base Rent applicable to the Existing Premises pursuant to Section 2.02 of the Lease through and including the day prior to the New Space Commencement Date.

(a) From and after the New Space Commencement Date, the Base Rent for the entire Demised Premises (including the Existing Premises and the New Space) shall be:

(i) $151,480.00 per annum (being $12,623.33 per month), which is calculated at the annual rate of $20.00 per rentable square foot, through and including (if applicable) November 30, 2025;

(ii) $157,160.50 per annum (being $13,096.71 per month), which is calculated at the annual rate of $20.75 per rentable square foot, from and after December 1, 2025, through and including November 30, 2026;

(iii) $162,841.00 per annum ($13,570.08 per month), which is calculated at the annual rate of $21.50 per rentable square foot, from and after December 1, 2026, through and including November 30, 2027;

(iv) $168,521.50 per annum ($14,043.46 per month), which is calculated at the annual rate of $22.25 per rentable square foot, from and after December 1, 2027, through and including November 30, 2028;

(v) $174,202.00 per annum ($14,516.83 per month), which is calculated at the annual rate of $23.00 per rentable square foot, from and after December 1, 2028, through and including November 30, 2029;

(vi) $179,882.50 per annum ($14,990.21 per month), which is calculated at the annual rate of $23.75 per rentable square foot, from and after December 1, 2029, through and including November 30, 2030;

(vii) $185,563.00 per annum ($15,463.58 per month), which is calculated at the annual rate of $24.50 per rentable square foot, from and after December 1, 2030, through and including November 30, 2031;

(viii) $191,243.50 per annum ($15,936.96 per month), which is calculated at the annual rate of $25.25 per rentable square foot, from and after December 1, 2031, through and including November 30, 2032;

(ix) $196,924.00 per annum ($16,410.33 per month), which is calculated at the annual rate of $26.00 per rentable square foot, from and after December 1, 2032, through and including November 30, 2033;

(x) $202,604.50 per annum ($16,883.71 per month), which is calculated at the annual rate of $26.75 per rentable square foot, from and after December 1, 2033, through and including November 30, 2034; and

(xi) $208,285.00 per annum ($17,357.08 per month), which is calculated at the annual rate of $27.50 per rentable square foot, from and after December 1, 2034, through and including November 30, 2035.

(b) Landlord and Tenant acknowledge that Tenant will receive the full benefit of the Initial Abatement Period under Section 2.01(c) of the Lease solely with respect to the Existing Premises. From and after the New Space Commencement Date, and for the avoidance of doubt, the Secondary Abatement Periods under Section 2.01(c) of the Lease shall apply to the entire Demised Premises (including both the Existing Premises and the New Space).

4. Operating Expenses and Taxes. Tenant shall continue paying Tenant's Pro Rata Share of Tax Additional Rent and OpEx Additional Rent in accordance with Section 2.02 of the Lease, provided, however, from and after the New Space Commencement Date, "**Tenant's Pro Rata Share**" shall be increased to 3.58% to reflect the addition of the New Space to the Demised Premises.

5. Electricity. Tenant shall continue paying Electricity Additional Rent in accordance with Section 3.01 of the Lease, provided, however, from and after the New Space Commencement Date, the "**Electricity Additional Rent**" shall be increased to $20,828.50 per year, or $1,735.71 per month to reflect the addition of the New Space to the Demised Premises.

6. Security Deposit. Landlord and Tenant each acknowledge that as of the date of this Amendment, the Letter of Credit held by Landlord for security for the performance of Tenant's obligations under the Lease is in the amount of $150,000.00. Within sixty (60) days after the full execution and delivery of this Amendment, Tenant shall deliver to Landlord an additional security deposit in the amount of $70,000.00 by delivery to Landlord of (i) an amendment to the current Letter of Credit, increasing the amount thereof by an additional $70,000.00 to a total of $220,000.00, or (ii) a new Letter of Credit in the amount of $70,000.00, which new Letter of Credit shall be subject to Section 2.05 of the Lease, and be in the form reasonably acceptable to Landlord and otherwise conforming to the provisions of Section 2.05 and Exhibit 2.05 of the Lease, which amended letter of credit or new letter of credit, as applicable, Landlord shall continue to hold and disburse in accordance with the provisions of Section 2.05.

7. Broker. Each of Landlord and Tenant represents to the other party that such party has had no dealings or negotiations with any broker or agent in connection with this Amendment other than Marcus Partners CT Leasing, LLC and Jones Lang LaSalle Incorporated (collectively, the "**Broker**"). Tenant shall pay, hold harmless and indemnify Landlord for, from and against any and all costs, expenses (including attorneys' fees and disbursement incurred in establishing liability and in collecting amounts payable hereunder), and liability for, or arising in connection with, any compensation, commissions or charges claimed by any broker (including Choyce Peterson, Inc.) who claims to have dealt with Tenant with respect to this Amendment. Landlord shall pay, hold harmless and indemnify Tenant for, from and against any and all costs, expenses (including attorneys' fees and disbursement incurred in establishing liability and in collecting amounts payable hereunder), and liability for, or arising in connection with, any compensation, commissions or charges claimed by any broker (other than Choyce Peterson, Inc.) who claims to have dealt with Landlord with respect to this Amendment.

8. Modifications of the Existing Lease. In addition to the other provisions of the Lease which have been deleted, amended, or rendered inapplicable by this Amendment, either expressly or where the context so requires, the following additional amendments are made to the Lease:

(a) Sections 1.02(a) and 1.02(b) shall have no force or effect with respect to the leasing of the New Space as provided in this Amendment;

(b) The first sentence of Section 2.01(b) shall have no force or effect with respect to leasing of the New Space as provided in this Amendment;

(c) Section 18.01 of the lease is hereby amended so that from and after the date of this Amendment all notices to landlord shall be addressed as follows:

Merritt 7 Venture L.L.C.
c/o Marcus Partners, Inc.
501 Merritt 7
Norwalk, CT 06851
Attn: David Fiore

with copies sent simultaneously to:

Marcus Partners
One Boston Place
201 Washington Street, Suite 2100
Boston, MA 02108
Attn: CFO

and

Clarion Partners
One Madison Avenue, 14th Floor
New York, NY 10010
Attn: Margaret Egan

and

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attn: Ian H. Silver, Esq.;

(d) Section 20.13 shall have no force or effect with respect to leasing of the New Space as provided in this Amendment; and

(e) Article 22 of the Lease shall be deemed deleted therefrom.

9. Renewal Option. Tenant's Renewal Option (as set forth in Article 21 of the Lease) shall remain in full force and effect following this Amendment; provided, however, Landlord and Tenant each acknowledge that: (i) Tenant may exercise the Renewal Option only with respect to the entire Demised Premises (including both the Existing Premises and the New Space); and (ii) all references therein to Base Rent shall mean Base Rent payable with respect to the entire Demised Premises (including both the Existing Premises and the New Space).

10. Miscellaneous.

(a) Except as modified by this Amendment, the Lease and all the covenants, terms, agreements, conditions and provisions thereof are hereby, in all respects, ratified and confirmed.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns and legal representatives.

(c) From and after the date hereof all references in the Lease to "the Lease" or "this Lease" shall be deemed to mean the Lease as amended by this Amendment.

(d) This Amendment may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format of "PDF" file) shall be valid and effective to bind the party so signing. If a party so transmits a signature to this Amendment, such party agrees to promptly deliver to the other party an executed original of this Amendment with its actual original signature, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that such party shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:
MERRITT 7 VENTURE L.L.C

By: */s/ Margaret L. Egan*
Name: Margaret L. Egan
Title: Vice President

LANDLORD:
MERRITT 7 VENTURE L.L.C

By: */s/ Joann Tinnelly*
Name: Joann Tinnelly
Title: Chief Accounting Officer

SCHEDULE A

NEW SPACE

SCHEDULE B

Landlord's First Amendment Work – Work Agreement